                              POWER OF ATTORNEY

     KNOW  ALL MEN BY THESE  PRESENTS,  that the  undersigned,  constitutes  and appoints Phillip S. Gillespie, Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful  attorney-in-fact  and agent, with full power of substitution and  resubstitution,  for me and in my  capacity  as a  Trustee/Director  and/or
Officer  of  Oppenheimer  AMT-Free  Municipals,  Oppenheimer  AMT-Free  New York
Municipals,  Oppenheimer Balanced Fund,  Oppenheimer  California Municipal Fund,
Oppenheimer  Capital  Appreciation  Fund,  Oppenheimer  Developing Markets Fund,
Oppenheimer  Discovery  Fund,  Oppenheimer  Dividend  Growth  Fund,  Oppenheimer
Emerging  Growth  Fund,  Oppenheimer  Emerging  Technologies  Fund,  Oppenheimer
Enterprise Fund, Oppenheimer Global Fund, Oppenheimer Global Opportunities Fund,
Oppenheimer  Gold  &   Special  Minerals  Fund,   Oppenheimer  Growth  Fund,
Oppenheimer  International  Diversified Fund,  Oppenheimer  International Growth
Fund, Oppenheimer  International Large-Cap Core Fund, Oppenheimer  International
Small Company Fund,  Oppenheimer  International Value Fund,  Oppenheimer Limited
Term California Municipal Fund, Oppenheimer Money Market Fund, Inc., Oppenheimer
Multi-State  Municipal  Trust (on  behalf of its series  Oppenheimer  New Jersey
Municipal  Fund,   Oppenheimer   Pennsylvania  Municipal  Fund  and  Oppenheimer
Rochester National  Municipals),  Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund,  Aggressive Investor Fund,  Conservative Investor
Fund and Moderate  Investor  Fund),  Oppenheimer  Real Estate Fund,  Oppenheimer
Select  Value  Fund,  Oppenheimer  Series  Fund,  Inc.  (on behalf of its series
Oppenheimer Disciplined Allocation Fund and Oppenheimer Value Fund), Oppenheimer
Tremont Market Neutral Fund LLC,  Oppenheimer  Tremont Opportunity Fund LLC, OFI
Tremont Core  Strategies  Hedge Fund, OFI Tremont Market Neutral Hedge Fund, and
Oppenheimer U.S. Government Trust, to sign on my behalf any and all Registration
Statements (including any post-effective  amendments to Registration Statements)
under the Securities Act of 1933, as amended,  and the Investment Company Act of
1940, as amended,  and any amendments  and  supplements  thereto,  and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith, with the U.S. Securities and Exchange Commission,  granting unto said attorneys-in-fact  and agents,  and each of them, full power and authority to do and perform each and every act and thing  requisite  and necessary to be done in and about the  premises,  as fully as to all intents and  purposes as I might or
could  do  in  person,   hereby   ratifying   and   confirming   all  that  said
attorneys-in-fact  and agents,  and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 15th day of December, 2005.

/s/ John V. Murphy                      /s/  Brian W. Wixted
John V. Murphy                            Brian W. Wixted

Witness:
/s/ Lisa I. Bloomberg
Lisa I. Bloomberg, Assistant Secretary